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                                                                   EXHIBIT 10.27

MR. NOTARY:

     Kindly enter in your registry of public deeds one registering the transferring of mining rights and other assets entered into by and between ASC PERU LDC (Sucursal del Peru), with offices at Las Camelias 755-301, Lima 27 Peru, hereinafter referred to as the PURCHASER, acting by and through its attorney in fact, Felipe de Lucio Pezet, Eng., as party of the first park; and, as party of the second part, [Seller], joint owner of the assets which formerly belonged to Empresa Minera San Juan de Lucanas, S.A., identified by
Registration Card No. [________], married to [__________], identified by Voter's Registration Card No. [__________], with usual residence at [_________], Peru, hereinafter referred to as the TITLEHOLDER, under the following terms and conditions:

ONE. - The TITLEHOLDER was a worker for Empresa Minera San Juan de Lucanas S.A.
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and is the joint owner of the whole assets which formerly belonged to the said company; therefore, he is the joint owner of the San Juan de Lucanas mining complex, consisting, of the mining rights, beneficiation plant, power stations, workshops, camps, equipment, machinery and other goods related to the mining activity integrated into the "Dorita Economic and Adminis Unit", located in the District of San Juan, Province of Lucanas, Department of Ayacucho, Peru as well as other goods, all of them described in Annex 1 hereto.

     The above-referred mining complex belonged to its former owner, Empresa Minera San Juan de Lucanas S.A., which, at present, is the defendant in a lawsuit filed by the TITLEHOLDER, before the First Labor Court in and for Lima, with Otto Heimann acting as Clerk, whereby the TITLEHOLDER Requests the Execution of an Administrative Resolution. in the course of such proceedings, an attachment was imposed on the assets of Empresa Minera San Juan de Lucanas S.A. and the docket of the case contains the private agreement which was entered into by the parties thereto on june 16, 1993, whereby the assets of the companies were transferred to the workers as payment for social benefits.

     Although the perfection of such transfer has not been completed yet, in practice, the TITLEHOLDER has been acting as owner of the assets and at present he declares that he is in condition of offering for sale his aliquot part on the assets which he co-owns and the award of which will be perfected by the judgment approving the private agreement.

TWO.- The TITLEHOLDER does hereby sell and the PURCHASER does hereby purchase
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the mining rights and other assets listed in Annex I, as well as all the rights and other assets listed in Annex i, as well as all the rights and easements inherent thereto, under the following terms and provided the conditions precedent and the terms stipulated hereinafter are fully complied with.

     It is hereby understood that should the transfer of the assets of Empresa Minera San Juan de Lucanas S.A. to its former workers, for any reason whatsoever, remain
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without effect or were objected or denied approval by the Labor Court and, consequently, the property would return to the aforesaid Company, the provisions of the Civil Code regarding the sale of property belonging to another shall apply, specifically the stipulations contained in Articles 1537 and 1538 of the said Code.

THREE.- The price for the transfer of all the mining rights and assets listed in
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annex 1 hereto is US$2,100,000.00 which payment shall be made according to the schedule contained in Annex 11. Payment deadlines shall be counted as from the date of execution of the Public Deed evidencing the Transfer resulting from the preliminary deed dated [______], executed by the PURCHASER and a group of former workers of Empresa Minera San Juan de Jucanas, acting by and through Mr. Cirilo Paredes Tapia, identified by Voter's Registration Card No. [______]. The TITLEHOLDER acknowledges that this is the sole and total price for 100% of the rights over the whole assets transferred hereunder and that there will remain a price balance corresponding to the aliquots of workers who have not transferred their interest in such assets to the said PURCHASER.

FOUR.- The schedule of payments appearing in Annex II hereto is subject to the
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condition precedent of perfecting the transfer of ownership hereunder, which shall take place when in the records of the Public Register of Mines appears the name of the PURCHASER or the person designated as the owner of the mining rights and the ancillary parts thereof, as listed in Annex 1.

FIVE.- The PURCHASER may authorize the TITLEHOLDER in writing, to exploit the
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mining rights subject matter hereof in the volumes, terms and areas as may be deemed convenient.

SIX.- Until the condition precedent has been performed as regards to payments,
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the rights of the PURCHASER shall remain in force, and the PURCHASER may act as the owner of the assets.

Therefore, the PURCHASER may study the mine, its facilities and equipment and examine its technical, accounting and legal files.

SEVEN. - Notwithstanding the expiry of the term for performing the condition
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precedent agreed by the parties, the obligations assumed hereunder by the
TITLEHOLDER shall remain in force and the TITLEHOLDER shall be bound to transfer to the PURCHASER any and all assets listed in annex 1 as soon as the title to same is obtained, unless the PURCHASER has exercised its right to terminate the agreement.

EIGHT.- Since upon registration of the transfer agreement described in Clause
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One, above, in the Public Register of Mines, there will be more than one titleholder of the mining rights listed in Annex 1, and pursuant to law, the registrar will be compelled to organize a Limited Liability Mining Company, unless the former workers decide to organize a conventional company, it might happen that the joint owner of the assets listed in Annex I is not the TITLEHOLDER but a registered or conventional company of

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which the TITLEHOLDER and the other former workers are shareholders or
Participants. Therefore, in such case, the PURCHASER may automatically and without this representing any economic charge or additional obligation for it, decide that the transfer hereunder is not understood as referred to aliquot parts of the assets but to interests or shares of the titleholdering company. to exercise this option to trade by barter the assets being transferred to the PURCHASER, a written notice sent to the domicile of the TITLEHOLDER appearing in the introduction hereof shall suffice, without it being necessary to provide any additional document nor to enter into a new agreement.

NINE. - As from the date of execution hereof, the TITLEHOLDER will have
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transferred his right to the joint ownership of the mining rights and the ancillaries thereof, as well as other assets listed in Annex I for which reason he will neither alienate, pledge, mortgage, assign, convey, lease nor encumber in any manner whatsoever, none of the assets subject matter hereof and shall use its best efforts to prevent Empresa Minera San Juan de Lucanas S.A., which is no longer the titleholder of said assets, to enter into any of the acts listed above or enter into a contract that may limit, restrict or damage the property rights of the PURCHASER over the assets subject matter hereof, with the sole exception of perfecting the transfer agreement in favor of the TITLEHOLDER. Likewise, the TITLEHOLDER undertakes not to sign any option contract, letter of intention, or offer of any nature whatsoever concerning the assets subject matter hereof nor the interest or shares of the registered or conventional company that will eventually be organized with the purpose of becoming the titleholder of such assets.

TEN. - Upon execution of the public deed mentioned in Clause Three hereof and as
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soon as the payments scheduled in Annex II to be made by the PURCHASER become due, each of the said payments shall be channeled through a bank to be designated and contracted by the PURCHASER which shall act as trustee thereof. The PURCHASER shall make the deposits in the trust bank in the amounts and on the dates set forth in Annex II, which sums shall be delivered by the bank to the TITLEHOLDER in each case according to his share in the title to the assets or the interests or shares of the registered or conventional company that may be organized. The share of the TITLEHOLDER in the total price in respect of which distributions shall be made is explained in Annex III hereto.

     The deposit in the trust bank shall be deemed as payment of the valid price and shall be sufficient evidence of performance of the obligation assumed by the purchaser under Clause Three hereof.

     The PURCHASER shall not be held liable for any withdrawal of funds from the account(s) to be opened by the trust bank by the TITLEHOLDER, or for any refusal to withdraw funds or any failure to collect same. The PURCHASER shall neither be held responsible for any disputes that may arise as regards to the amounts corresponding to each former worker or any conflicts in relation to the collection or distribution of the price paid since the interest of each former worker is clearly defined in Annex III which has been granted final approval by the titleholders.

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     This instrument is signed by the spouse of the TITLEHOLDER, Gloria Lourdes
Florencia Gomez Wagner, identified by Voter's Registration Card No. [_____], to show her agreement to the contents hereof.

ELEVEN. - Should any conflict arise in relation to the transfer of assets or of
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the shares or interests, both as regards to doubts or discrepancies related to the entering of this agreement or the execution thereof, the issue shall be submitted to arbitration to be held in the City of Lima in compliance with the rules and procedures set forth by the Lima Chamber of Commerce.

     Kindly add, Mr. Notary, the introduction and conclusion required by law as well as any annexes and other inserts that may be necessary and forward notices thereof to the Public Register of Mines.

     Lima, [______], 1995

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                                    ANNEX II
                              SCHEDULE OF PAYMENTS

The total price for the transfer of the mining rights and assets listed in Annex I is US$2,100,000.00 which shall be paid as follows:

a) US$50,000.00 to be paid by the PURCHASER on the date of signing the Public Deed.
b) US$50,000.00 on completion of one month following the date of signing the Publhic Deed.
c) US$50,000.00 on completion of two months following the date of signing the Public Deed.
d) US$150,000.00 on completion of three months following the date of signing the Public Deed.
e) US$150,000.00 on completion of four months following the date of signing the Public Deed.
f) US$150,000.00 on completion of five months following the date of signing the Public Deed.
g) US$150,000.00 on completion of six months following the date of signing the Public Deed.
h) US$150,000.00 on completion of seven months following the date of signing the Public Deed.
i) US$150,000.00 on completion of eight months following the date of signing the Public Deed.
j) US$150,000.00 on completion of nine months following the date of signing the Public Deed.
k) US$150,000.00 on completion of ten months following the date of signing the Public Deed.
l) US$150,000.00 on completion of eleven months following the date of signing the Public Deed.
m) US$200,000.00 on completion of twelve months following the date of signing the Public Deed.
n) US$200,000.00 on completion of thirteen months following the date of signing the Public Deed.
o) US$250,000.00 on completion of fourteen months following the date of signing the Public Deed.

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Payment deadlines shall be counted as from the date of execution of the Public
Deed of Transfer arising herefrom and shall be understood to refer to calendar months so that payments shall be made each month on the same day.

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